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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

  Filed by the Registrant                                                    [X]

  Filed by a Party other than the Registrant                                 [ ]

Check the appropriate box:

  [ ] Preliminary Proxy Statement

  [ ] Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

  [X] Definitive Proxy Statement

  [ ] Definitive Additional Materials

  [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      ------------------------------------

                         GULF CANADA RESOURCES LIMITED
                (Name of Registrant as specified in its Charter)

         --------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

     [ ] Fee paid previously with preliminary materials:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)  Amount previously paid:

        (2)  Form, Schedule or Registration Statement No.:

        (3)  Filing Party:

        (4)  Date Filed:
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

                                   GULF LOGO

                         GULF CANADA RESOURCES LIMITED

                                   NOTICE OF
                   ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

     An Annual and Special Meeting (the "Meeting") of the holders ("Shareholders") of ordinary shares ("Ordinary Shares") of GULF CANADA RESOURCES LIMITED (the "Company") will be held in the Auditorium, 3rd floor, Gulf Canada Square, 401 - 9th Avenue S.W., Calgary, Alberta, Canada on Wednesday, the 11th day of May, 1999, at the hour of 2:00 p.m. (Calgary time) for the purposes of:

     1. receiving the report of the directors and the Consolidated Financial Statements of the Company and its subsidiaries for the year ended December 31, 1998, and the Auditors' Report thereon;

     2.    electing directors of the Company;

     3.    appointing auditors, with remuneration to be fixed by the directors;

     4. considering and, if deemed advisable, passing a resolution to reserve an additional 8,000,000 Ordinary Shares for issuance under the Incentive Stock Option Plan (1994) (the "1994 Plan); and

     5. transacting such further and other business as may properly come before the Meeting.

     Shareholders are invited to attend the Meeting. Only Shareholders of record at the close of business on April 2, 1999 will be entitled to vote at the Meeting except to the extent that a person has transferred any Ordinary Shares of the Company after that date and the new holder of such shares establishes proper ownership and requests not later than ten days before the Meeting to be included in the list of Shareholders eligible to vote at the Meeting.

     Shareholders who are unable to attend the Meeting are requested to date, sign and return the enclosed form of proxy in the envelope provided for this purpose to the Company c/o Montreal Trust Company of Canada, 600, 530 - 8th Avenue S.W., Calgary, Alberta, T2P 3S8.

     DATED at Calgary, Alberta, Canada this 30th day of March, 1999.

                                         By Order of the Board,

                                         "CRAIG S. GLICK"

                                         Craig S. Glick
                                         Secretary

                         GULF CANADA RESOURCES LIMITED
                             401 - 9TH AVENUE S.W.
                                CALGARY, ALBERTA
                                    T2P 2H7

                           MANAGEMENT PROXY CIRCULAR

SOLICITATION OF PROXIES

     THIS MANAGEMENT PROXY CIRCULAR ("PROXY CIRCULAR") IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF GULF CANADA RESOURCES LIMITED ("GULF" OR THE "COMPANY") OF PROXIES FOR USE AT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF THE COMPANY (THE "MEETING") to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual and Special Meeting. The solicitation will be primarily by mail but proxies may also be solicited personally or by telephone by regular employees of the Company without special compensation. In accordance with regulatory requirements, Gulf will pay brokers or nominees holding Ordinary Shares of Gulf in their names or in the names of their principals for their proper expenses in sending solicitation material to their principals. The cost of solicitation will be borne by the Company. Information contained in this Proxy Circular is given as of March 26, 1999 unless otherwise specifically stated.

     This Proxy Circular and the accompanying notice and form of proxy are being mailed to Shareholders on or about April 19, 1999. The annual report to shareholders for the Company's financial year ended December 31, 1998 is also being mailed to shareholders contemporaneously with this Proxy Circular, although the annual report does not form a part of the material for the solicitation of proxies.

APPOINTMENT OF PROXIES

     Shareholders desiring to be represented at the Meeting by a proxyholder must deposit their proxies with Montreal Trust Company of Canada, 600, 530 - 8th Avenue S.W., Calgary, Alberta, T2P 3S8, no later than 4:30 p.m. (Calgary time) on May 7, 1999 or with the Chairman of the Meeting prior to the commencement of the Meeting.

     A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER OF GULF), OTHER THAN PERSONS DESIGNATED IN THE FORM OF PROXY ACCOMPANYING THIS PROXY CIRCULAR, AS NOMINEE TO ATTEND AND ACT FOR AND ON BEHALF OF SUCH SHAREHOLDER AT THE MEETING AND MAY EXERCISE SUCH RIGHT BY INSERTING THE NAME OF SUCH PERSON IN THE BLANK SPACE PROVIDED ON THE FORM OF PROXY. PROXIES MAY BE REVOKED ANY TIME PRIOR TO THEIR USE BY DELIVERING A DOCUMENT EXECUTED BY THE BENEFICIAL OWNER OR HIS OR HER ATTORNEY, AUTHORIZED IN WRITING, EITHER TO THE ATTENTION OF THE CORPORATE SECRETARY AT 1600, 401 - 9TH AVENUE S.W., CALGARY, ALBERTA PRIOR TO 4:30 P.M. (CALGARY TIME) ON MAY 7, 1999, OR TO THE CHAIRMAN OF THE MEETING PRIOR TO THE COMMENCEMENT OF THE MEETING. PROXIES MAY BE REVOKED AT ANY TIME PRIOR TO THEIR USE.

VOTING RIGHTS

     As at March 26, 1999, there were outstanding 348,950,044 Ordinary Shares, each of which carries the right to one vote. The presence in person or by proxy of shareholders holding at least 5 per cent of the Ordinary Shares will constitute a quorum for the transaction of business at the Meeting. The Ordinary Shares represented by proxy will be voted or withheld from voting in accordance with the instructions of the beneficial shareholder on any ballot that may be called for and, where the person whose proxy is solicited specifies a choice with respect to any matter to be voted upon, the Ordinary Shares shall be voted in accordance with the specification so made. IF NO CHOICE IS SPECIFIED, THE ORDINARY SHARES REPRESENTED BY SUCH A PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, AND "FOR" THE APPOINTMENT OF ERNST & YOUNG AS AUDITORS, WITH REMUNERATION TO BE FIXED BY THE DIRECTORS.

     The form of proxy confers discretionary authority with respect to amendments to matters identified in the Notice of Annual and Special Meeting of Shareholders or other matters which may properly come before the Meeting or any adjournment thereof, including the replacement of any nominee identified for election to the Board of Directors if such nominee is unable to serve or will not serve.

     Under corporate law applicable to the Company, shares that are registered in the name of a nominee, including brokers, and not beneficially owned by the nominee may not be voted on any matter in the absence of instructions from the beneficial owner of the shares.

     Every question submitted to the Meeting shall be decided in the first instance on a show of hands. A shareholder or proxyholder entitled to vote at the Meeting may demand a ballot either before or after any vote by show of hands. In case of an equality of votes, the Chairman of the Meeting shall both on a show of hands and at a poll have a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder or proxy nominee. Directors will be elected by a plurality of votes cast by shareholders. The twelve nominees receiving the highest vote totals will be elected as directors of the Company. The auditors of the Company will also be appointed by a plurality of the votes cast. Therefore, abstentions will have no effect on such matters. A simple majority of the votes cast at the Meeting is required to approve any other matter which may be voted on at the Meeting.

     The Board of Directors has fixed the close of business on April 2, 1999 as the record date (the "Record Date"). All of the holders of record of Ordinary Shares of the Company at the close of business on April 2, 1999 will be entitled to vote at the Meeting except that if a shareholder transfers Ordinary Shares after such date, the person who acquires the Ordinary Shares may vote those Ordinary Shares at the Meeting if, not later than 10 days before the Meeting, that person requests the Company to add his or her name to the list of shareholders entitled to vote at the Meeting and establishes that the person owns such Ordinary Shares.

                       BENEFICIAL OWNERSHIP OF SECURITIES

MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of March 26, 1999, certain information with respect to the ownership of Ordinary Shares as to all persons or groups known by the Company to be the beneficial owners of 5% or more of the outstanding Ordinary Shares, the Cumulative Redeemable Auction Perpetual Senior Preference Shares, Series 1 ("Series 1 Preferred Shares") and Cumulative Redeemable Auction Perpetual Senior Preference Shares, Series 2 ("Series 2 Preferred Shares") and of: (i) each director, (ii) each nominee for director,
(iii) each of the executive officers named in the Summary Compensation Table ("Named Executive Officers") who are currently employed by Gulf and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the following persons may be deemed to have sole voting and dispositive power with respect to such shares. Information set forth in the table with respect to beneficial ownership of Ordinary Shares has been obtained from filings made by the named beneficial owners with the Canadian securities regulators or the U.S. Securities and Exchange Commission ("Commission") or, in the case of executive officers and certain directors of the Company, has been provided to the Company by such individuals. The address of the Company's directors is care of Gulf Canada Resources Limited, 401 - 9th Avenue S.W., Calgary, Alberta T2P 2H7.

                                                                               NUMBER      PERCENT
NAME AND ADDRESS                                                 CLASS       OF SHARES     OF CLASS
----------------                                                 -----       ----------    --------
A&G RESOURCES CORPORATION...................................  Ordinary       52,205,476(1)  14.96
c/o 141 Adelaide Street West
Suite 310
Toronto, Ontario M3H 3L9
SOUTHEASTERN ASSET MANAGEMENT, INC..........................  Ordinary       36,840,400     10.55
6410 Poplar Avenue, Suite 900
Memphis, Tennessee 38119
PARTICIPANTS GROUP..........................................  Ordinary       41,895,606     12.00
c/o Torch Energy Advisors Incorporated
1221 Lamar, Suite 6000
Houston, Texas 77010
MANNING & NAPIER ADVISORS, INC..............................  Ordinary       31,576,594      9.04
1100 Chase Square
Rochester, New York 14604
ROBERT H. ALLEN.............................................  Ordinary           43,001(4)      *
RICHARD H. AUCHINLECK.......................................  Ordinary        1,100,017(5)      *
STANLEY H. HARTT............................................  Ordinary           18,001(5)      *
RAYMOND H. HEFNER, JR.......................................  Ordinary          208,136(6)      *

                                                                               NUMBER      PERCENT
NAME AND ADDRESS                                                 CLASS       OF SHARES     OF CLASS
----------------                                                 -----       ----------    --------
H. EARL JOUDRIE.............................................  Ordinary          176,619(5)      *
T. MICHAEL LONG.............................................  Ordinary       14,284,953(7)   4.09
THE RIGHT HONOURABLE DONALD F. MAZANKOWSKI..................  Ordinary           23,413(5)      *
ALAN H. MICHELL.............................................  Ordinary           20,501(5)      *
HELMUT M. NELDNER...........................................  Ordinary           48,198(5)      *
                                                              Preferred          10,000         *
                                                              (Series 1)
WALTER B. O'DONOGHUE, Q.C...................................  Ordinary           27,656(5)      *
RONALD N. ROBERTSON, Q.C....................................  Ordinary           20,248(5)      *
MAUREEN J. SABIA............................................  Ordinary            1,000         *
DENNIS FEUCHUK..............................................  Ordinary          196,967(8)      *
CRAIG S. GLICK..............................................  Ordinary          273,833(9)      *
DONALD HRAP.................................................  Ordinary          257,515(10)      *
DOUGLAS MANNER..............................................  Ordinary          316,167(11)      *
HENRY W. SYKES..............................................  Ordinary          218,334(12)      *
LYNNE WALKER................................................  Ordinary          368,868(13)      *
All directors and executive officers as a group (18 persons)  Ordinary       17,613,427(14)   5.04
                                                              Preferred          10,000         *
                                                              (Series 1)

*Means less than 1 per cent.

Notes:

1. Shares owned by A&G Resources Corporation ("AGRC") are pledged to (and under U.S. securities law may be deemed to be indirectly beneficially owned by) four former lenders to Olympia & York Resources Credit Corp., which filed for protection under the Companies' Creditors Arrangements Act (Canada) ("CCAA"). Due to this pledge arrangement, one of these lenders, The Hongkong and Shanghai Banking Corporation Limited, may be deemed to have indirect beneficial ownership of 34,153,658 (9.79%) Ordinary Shares. The other lenders may be deemed to have indirect beneficial ownership of less than 5% of the Ordinary Shares. See "Shareholders Agreement" for additional information on the lenders.

2. The Participants Group is composed of nine entities which entered into a shareholders agreement ("Shareholders Agreement") and certain other agreements with Gulf and AGRC in connection with the acquisition of Ordinary Shares in 1995. The Participants are The 1818 Fund, L.P., Ontario Teachers' Pension Plan Board, Wand/Gulf Investments, L.P., Medard Trust, University of Chicago, Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company and Bonray, Inc. None of the participants individually owns 5% or more of the outstanding Ordinary Shares. See "Shareholders Agreement" for additional information on the Participants.

3. The Alliance Capital Management L.P. Group includes Alpha Assurances Vie Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, AXA-UAP, Donaldson, Lufkin & Jenrette Securities Corporation, Equitable Companies Inc. and the Equitable Life Assurance Society of the United States.

4. Includes 10,000 Ordinary Shares owned by Mr. Allen's wife and 18,000 shares subject to stock options which may be exercised within the next 60 days.

5. For each director other than Mr. Auchinleck and Mr. Joudrie, this number includes 18,000 shares subject to stock options which may be exercised within the next 60 days. The number of shares held by Mr. Auchinleck includes 895,617 shares subject to stock options which may be exercised within the next 60 days. The number of shares held by Mr. Joudrie includes 168,000 shares subject to stock options which may be exercised in the next 60 days.

6. These Ordinary Shares are owned by Bonray, Inc, which is a member of the Participants Group. Mr. Hefner is the President of Bonray, Inc. and owns, together with his wife and adult children, all of the capital stock of Bonray. Mr. Hefner may be deemed to be the beneficial owner of the Ordinary Shares owned by Bonray. Also includes 18,000 shares subject to options owned by Mr. Hefner which may be exercised within the next 60 days.

7. Represents 14,257,366 Ordinary Shares owned by the 1818 Fund II, L.P. Brown Brothers Harriman & Co. ("BBH & Co.") is the general partner of the 1818 Fund. By virtue of a resolution adopted by BBH & Co. designating Mr. Long and Mr. Lawrence Tucker (also a general partner of BBH & Co.) or either of them, as the sole and exclusive partners of BBH & Co. having voting power (including the power to vote or direct the vote) and investment power (including the power to dispose or direct the disposition) with respect to the Ordinary Shares owned by the 1818 Fund, Mr. Long may be deemed to beneficially own the shares owned by the 1818 Fund. Also includes 18,000 options owned by Mr. Long which may be exercised within the next 60 days.

8. Includes 142,167 shares subject to stock options which may be exercised within the next 60 days.

9. Includes 261,833 shares subject to stock options which may be exercised within the next 60 days.

10. Includes 255,975 shares subject to stock options which may be exercised within the next 60 days.

11. Includes 242,667 subject to stock options which may be exercised within the next 60 days.

12. Includes 217,334 shares subject to stock options which may be exercised within the next 60 days.

13. Includes 295,000 shares subject to stock options which may be exercised within the next 60 days.

14. Includes 416,700 restricted Ordinary Shares. Includes 2,640,593 shares subject to stock options which may be exercised within the next 60 days. The directors and officers as a group hold 500 shares and 639,996 options which may be exercised within the next 60 days of Gulf Indonesia Resources Limited (cumulatively less than one percent). Gulf owns approximately 72% of this subsidiary.

                             ELECTION OF DIRECTORS

     The following persons are nominees proposed by management for election as directors of the Company to serve until the next annual meeting of the shareholders of the Company or until their successors are duly elected or appointed. If any vacancies occur in the slate of such nominees because any nominee is unable to serve or will not serve, the discretionary authority conferred by the proxies appointing management nominees will be exercised to vote such proxies for the election of any other person or persons nominated by management. The Company, however, does not anticipate any such occurrence. The nominees for election as directors, their ages, cities of residence, principal occupations for the past 5 years and the year in which each became a director of the Company are set forth below.

ROBERT H. ALLEN (Age: 71)
Director since 1995
Houston, Texas

     Managing Partner, Challenge Investment Partners (mining related investments) since 1992; Chairman of the Board of Gulf Indonesia Resources Limited (oil and gas exploration and production); Director of Federal Express Corporation (delivery services), University of Texas Investment Management Company (money management).

RICHARD H. AUCHINLECK (Age: 47)
Director since 1998
Denver, Colorado

     President and Chief Executive Officer of Gulf; President since 1998, Senior Vice President of Gulf since 1995 and Vice President of Gulf since 1993; 1976 to 1993, employee of Gulf; Director of Gulf Indonesia Resources Limited (oil and gas exploration and production).

GARY L. COUNTRYMAN (Age: 59)
Boston, Massachusetts

     Chairman of the Board of Liberty Mutual Insurance and Liberty Mutual Fire Insurance Company since 1998; Chairman and Chief Executive Officer of Liberty Mutual Insurance and Liberty Mutual Fire Insurance Company since 1992; Director of several public and private corporations.

STANLEY H. HARTT (Age: 61)
Director since 1993
Toronto, Ontario

     Chairman, Salomon Smith Barney Canada Inc. (investment bankers) since 1996; Chairman and Chief Executive Officer of Camdev Corporation (real estate) since 1990; director of O&Y Properties Corporation (real estate developer), and Sun Life Assurance Co. of Canada (insurance).

H. EARL JOUDRIE (Age: 64)
Director since 1993
Toronto, Ontario

     Chairman of the Board of Gulf; director of Abitibi Consolidated Inc. (ground wood paper producer), Algoma Steel Inc (steel manufacturer), Canadian General Insurance Group Limited (insurance), Consolidated Carma Corporation (real estate development), Canadian Tire Corporation Limited (retail), Canadian Utilities Limited (utilities), Rayrock Yellowknife Resources Inc. (minerals exploration), Trenton Works Ltd. (steel car maker) and Zargon Oil & Gas Ltd. (oil and gas exploration).

T. MICHAEL LONG (Age: 55)
Director since 1995
Greenwich, Connecticut

     General Partner of Brown Brothers Harriman & Co. (private bankers) since 1983; Co-Manager of the 1818 Fund L.P. II and the 1818 Fund III L.P. (private equity investments); Nobel Biocare, AB (dental implants); Director of Gulf Indonesia Resources Limited (oil and gas exploration and production); Columbia/HCA Health Care, Inc. (health care) and Vaalco Energy Company (oil and gas exploration and production).

THE RIGHT HONOURABLE DONALD F. MAZANKOWSKI (Age: 63)
Director since 1993
Vegreville, Alberta

     Corporation Director and Business Consultant since 1993 when he retired from political office where he had held various Cabinet positions with the federal government of Canada; Director of Gulf Indonesia Resources Limited (oil and gas exploration and production), Power Group of Companies (diversified holding companies), Canadian Utilities Limited (utilities), Shaw Communications Incorporated (communications), Weyerhauser Company (forestry products), IMC Global Inc (fertilizers), Great West Life Assurance, Investors Group (insurance) and Canada Broker Link.

ALAN H. MICHELL (Age: 68)
Director since 1993
Montreal, Quebec

     President of A.H. Michell Consultants Inc. (management consulting) since 1990; director of Royal Trust Corporation of Canada and of The Royal Trust Company (trust companies), Abitibi Consolidated Inc. (ground wood paper products).

HELMUT M. NELDNER (Age: 60)
Director since 1995
Edmonton, Alberta

     Corporate Director since 1994, prior to which he was President and Chief Executive Officer of TELUS Corporation (telecommunications) since 1990; Director of ATCO Ltd. (utilities); Canadian Utilities Limited (utilities), Alberta Power Limited (utilities), CU Power International Limited (utilities) and ATCO Structures Inc. (manufacturing).

WALTER B. O'DONOGHUE, Q.C. (Age: 66)
Director since 1995
Calgary, Alberta

     Partner, Bennett Jones (law firm) practicing corporate law since 1980; Director of several public and private corporations; Member, Alberta Securities Commission.

RONALD N. ROBERTSON, Q.C. (Age: 68)
Director since 1995
Toronto, Ontario

     Partner, Fasken Campbell Godfrey (law firm) since 1964.

MAUREEN J. SABIA (Age: 57)
Toronto, Ontario

     President of Maureen Sabia International Inc. since 1986; Director of O & Y Properties Corp. (real estate developer), Canadian Tire Corporation Limited (retail), Hollinger Inc. (newspaper and publishing) and Chairman, Export Development Corporation (export credit agreement) 1991-1994.

     Mr. Hartt is chairman of Salomon Smith Barney Canada Inc. Salomon Smith Barney Canada Inc. and its predecessors have acted as underwriter on a number of securities transactions undertaken by the Company for which it received customary fees. Mr. O'Donoghue is a partner with Bennett Jones, a law firm which acts for the Company on a variety of matters. Messrs. Hartt, Joudrie, Michell and Robertson also serve as directors of A&G Resources Corporation.

     In 1998, the Board of Directors held 10 meetings. Each director of the Company attended at least 80% of the meetings of directors.

     The Board of Directors has established three Committees, an Audit Committee, an Executive Committee and a Compensation and Pension Committee. The Audit Committee reviews and evaluates the scope of the audit, the accounting policies and reporting practices, internal auditing, internal controls, certain security procedures and other matters deemed appropriate and in so doing confers with Gulf's auditors and Controller. This Committee held 4 meetings in 1998 and was composed of R.H. Allen, A.H. Michell and W.B. O'Donoghue. Each member of the Audit Committee attended each meeting of the Committee. The Executive Committee consists of Messrs. Joudrie, Allen, Long and Hartt. The Executive Committee held 3 meetings in 1998. The Compensation and Pension Committee is further described in the Executive Compensation section.

                         EMPLOYMENT HISTORY OF OFFICERS

     The following provides certain information about executive officers of the Company who are not directors of the Company:

DENNIS G. FEUCHUK
1995 - present  Vice President and Controller of Gulf
1974 - 1995     Employee of Gulf
CRAIG S. GLICK
1996 - present  Executive Vice President and Chief Financial Officer and
                  Corporate Secretary of Gulf
1995 - 1996     Senior Vice President, Law and Corporate Services and
                  Corporate Secretary of Gulf
1994 - 1995     Senior Vice President, Acquisitions of Torch Energy Advisors
                  Incorporated, an oil and gas advisory company ("Torch
                  Energy")
1985 - 1994     Associate and subsequently Partner with Vinson & Elkins
                  L.L.P. (law firm)
DONALD HRAP
1997 - present  Vice President, North America, Operations of Gulf
1982 - 1997     Employee of Gulf
DOUGLAS MANNER
1997 - present  Vice President and Chief Operating Officer of Gulf
1993 - 1997     Senior Vice President of Ryder Scott Company, petroleum
                  engineering company
HENRY W. SYKES
1998 - present  Senior Vice President, Business Development and General
                  Counsel of Gulf
1983 - 1998     Associate and subsequently Partner, Bennett Jones (law firm)
LYNNE WALKER
1997 - present  Vice President, Human Resources and Corporate Services of
                  Gulf
1986 - 1997     Employee of Gulf

                             EXECUTIVE COMPENSATION

COMPENSATION OF NAMED EXECUTIVE OFFICERS

     The following tables set forth all annual and long term compensation for the three financial years ended December 31, 1998 (to the extent required by the applicable securities legislation) of the Company's Chief Executive Officer, its former Chief Executive Officer and its six other executive officers employed at December 31, 1998 who had the highest individual aggregate salary and bonuses during the fiscal period ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

 ---------------------------------------------------------------------------------------------------------------------------
 ---------------------------------------------------------------------------------------------------------------------------
                                         ANNUAL COMPENSATION                              LONG TERM COMPENSATION
                         ---------------------------------------------------         ---------------------------------------
                                                                                             AWARDS               PAYOUT
                                                                                     ---------------------------------------
                                                                                    SECURITIES        RESTRICTED
                                                                    OTHER             UNDER           SHARES OR
                                                                    ANNUAL          OPTIONS/SARS      RESTRICTED      LTIP
 NAME AND                           SALARY         BONUS         COMPENSATION        GRANTED          SHARE UNITS    PAYOUTS
 PRINCIPAL POSITION    YEAR           ($)           ($)               ($)              (#)               ($)            $
 ---------------------------------------------------------------------------------------------------------------------------
 R.H. Auchinleck         1998        520,930            --(2)       314,600(1)      1,100,000
 President and Chief     1997        329,828       500,675          255,726(3)        253,495
 Executive Officer       1996        275,004                                           42,830
                                                   275,000
 ---------------------------------------------------------------------------------------------------------------------------
 J.P. Bryan(4)           1998        133,330            --(2)        71,711(5)
 President and Chief     1997        800,001     1,430,500          761,895(7)        214,000
 Executive Officer       1996        800,004                        136,849           964,900
                                                   800,000
 ---------------------------------------------------------------------------------------------------------------------------
 D. Feuchuk              1998        225,000            --(2)       167,292(8)         35,000
 Vice President and      1997        225,000       241,039          244,046(9)        165,500
 Controller              1996        195,000                             --            21,435
                                                   129,675
 ---------------------------------------------------------------------------------------------------------------------------
 C.S. Glick              1998        391,891        77,623(10)      246,768(11)       305,000
 Chief Financial         1997        312,501       500,675(2)       285,221(12)       253,495
 Officer, Executive      1996        275,004                             --            42,830
 Vice President and                                275,000
 Corporate Secretary
 ---------------------------------------------------------------------------------------------------------------------------
 D. Hrap                 1998        225,000            --           24,239            40,000
Vice President, North   1997        147,910       121,429               --           180,000
America, Operations
 -----------------------------------------------------------------------------------------------------------------------
 D. Manner               1998        225,000            --(2)       163,509(13)        40,000
 Vice President and      1997         96,346        76,665          100,330(14)       150,000
 Chief Operating
 Officer
 ---------------------------------------------------------------------------------------------------------------------------
 H.W. Sykes              1998(14)    218,204        13,471(15)      168,846(16)       250,000
 Senior Vice
 President, Business
 Development and
 General Counsel
  ---------------------------------------------------------------------------------------------------------------------------
 L. Walker               1998        225,000            --(2)       147,630(17)        40,000
 Vice President, Human   1997        187,799       206,996          220,703(18)       216,000
 Resources and
 Corporate Services

 --------------------------------------
 --------------------------------------
                           ALL OTHER
 NAME AND                 COMPENSATION
 PRINCIPAL POSITION           ($)
 --------------------------------------
 R.H. Auchinleck              62,982
 President and Chief          42,129
 Executive Officer            29,183
 --------------------------------------
 J.P. Bryan(4)             5,612,255(6)
 President and Chief          42,129
 Executive Officer            32,000
 --------------------------------------
 D. Feuchuk                    9,131
 Vice President and           30,856
 Controller                   15,500
 --------------------------------------
 C.S. Glick                   27,500
 Chief Financial              17,571
 Officer, Executive           11,911
 Vice President and
 Corporate Secretary
 --------------------------------------
 D. Hrap                      23,190
 Vice President, North        13,500
 America, Operations
 --------------------------------------
 D. Manner                    19,816
 Vice President and            3,750
 Chief Operating
 Officer
 --------------------------------------
 H.W. Sykes                    9,281
 Senior Vice
 President, Business
 Development and
 General Counsel
 --------------------------------------
 L. Walker                    28,816
 Vice President, Human        23,488
 Resources and
 Corporate Services

Notes:

1. Includes $251,661 paid to Mr. Auchinleck as compensation for increased living expenses incurred as a result of Mr. Auchinleck's assignment in Denver, Colorado, U.S. All U.S. dollar amounts paid in 1998, except for bonus amounts, have been converted to Canadian currency at the 1998 average exchange rate of US$1 = CDN$1.4831.

2. Bonus was paid in U.S. dollars and converted to Canadian dollars at the exchange rate on December 31 of US$1 = CDN$1.4305 in 1997 and US$1 = CDN$1.5333 in 1998 for the purpose of this circular.

3. Includes moving allowance of $142,670 and $74,673 paid to Mr. Auchinleck as compensation for increased living expenses incurred as a result of Mr. Auchinleck's assignment in Denver, Colorado, U.S. All U.S. dollar amounts paid in 1997, except for bonus amounts, were converted to Canadian currency at the 1997 average exchange rate of US$1 = CDN$1.4267.

4.  Mr. Bryan resigned as President and Chief Executive Officer in February,
    1998.

5. Includes $64,411 paid to Mr. Bryan as compensation for increased living expenses incurred as a result of Mr. Bryan's assignment in Denver, Colorado, U.S.

6. Includes severance of $5,607,138 paid to Mr. Bryan. Severance amount was paid in U.S. dollars and converted to Canadian dollars at the exchange rate on February 28, 1998 of US$1 = CDN$1.4237.

7. Includes moving allowance of $142,670 and $256,020 paid to Mr. Bryan as compensation for increased living expenses incurred as a result of Mr. Bryan's assignment in Denver, Colorado, U.S.

8. Includes $72,465 paid to Mr. Feuchuk as compensation for increased living expenses incurred as a result of Mr. Feuchuk's assignment in Denver, Colorado, U.S.

9. Includes moving allowance of $142,670 and $72,006 paid to Mr. Feuchuk as compensation for increased living expenses incurred as a result of Mr. Feuchuk's assignment in Denver, Colorado, U.S.

10. Includes bonus paid in kind. Converted to Canadian dollars at the exchange rate on December 31, 1998 of US$1 = CDN$1.5333.

11. Includes $189,323 paid to Mr. Glick as compensation for increased living expenses incurred as a result of Mr. Glick's assignment in Denver, Colorado, U.S.

12. Includes moving allowance of $142,670 and $104,008 paid to Mr. Glick as compensation for increased living expenses incurred as a result of Mr. Glick's assignment in Denver, Colorado, U.S.

13. Includes $108,698 paid to Mr. Manner as compensation for increased living expenses incurred as a result of Mr. Manner's assignment in Denver, Colorado, U.S.

14. Includes moving allowance of $50,000 and $41,111 paid to Mr. Manner as compensation for increased living expenses incurred as a result of Mr. Manner's assignment in Denver, Colorado, U.S.

15. Mr. Sykes joined the Company on June 15, 1998 as Senior Vice President, Business Development and General Counsel.

16. Includes 500 units of Athabasca Oil Sands Trust valued at $18.25 per unit or $9,125.00.

17. Includes $151,491 paid to Mr. Sykes in respect of certain tax obligations.

18. Includes $108,698 paid to Ms. Walker as compensation for increased living expenses incurred as a result of Ms. Walker's assignment in Denver, Colorado, U.S.

19. Includes moving allowance of $142,670 and $62,532 paid to Ms. Walker as compensation for increased living expenses incurred as a result of Ms. Walker's assignment in Denver, Colorado, U.S.

STOCK OPTIONS GRANTED AND EXERCISED

     The following table sets forth certain information with respect to stock options granted under the Incentive Stock Option Plan 1994 (the "1994 Plan") during the financial year ended December 31, 1998 to each of the Named Executive Officers. The exercise price of the options granted to the Named Executive Officers was the last board lot price of the Ordinary Shares on the date immediately preceding the date of the grant.

                       OPTIONS/SAR GRANTS DURING THE MOST
                       RECENTLY COMPLETED FINANCIAL YEAR

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                                                     MARKET VALUE OF
                                            % OF TOTAL                                 SECURITIES
                        SECURITIES UNDER   OPTIONS/SARS                                UNDERLYING
                          OPTIONS/SARS      GRANTED TO          EXERCISE OR BASE     OPTIONS/SARS ON
 OPTIONS IN GULF            GRANTED        EMPLOYEES IN              PRICE          THE DATE OF GRANT       EXPIRATION
 CANADA                       (#)          FINANCIAL YEAR         ($/SECURITY)        ($/SECURITY)             DATE
 RESOURCES LIMITED
---------------------------------------------------------------------------------------------------------------------------
 R.H. Auchinleck           1,000,000             21.75%               7.30                 7.30         February 23, 2008
                             100,000              2.17%               7.90                 7.90           April 29, 2008
---------------------------------------------------------------------------------------------------------------------------
 D. Feuchuk                   35,000               .76%               7.90                 7.90           April 29, 2008
---------------------------------------------------------------------------------------------------------------------------
 C.S. Glick                  250,000              5.43%               7.30                 7.30         February 23, 2008
                              55,000              1.19%               7.90                 7.90           April 29, 2008
---------------------------------------------------------------------------------------------------------------------------
 D. Hrap                      40,000               .87%               7.90                 7.90           April 29, 2008
---------------------------------------------------------------------------------------------------------------------------
 D. Manner                    40,000               .87%               7.90                 7.90           April 29, 2008
---------------------------------------------------------------------------------------------------------------------------
 H.W. Sykes                  250,000              5.43%               6.65                 6.65           June 14, 2008
---------------------------------------------------------------------------------------------------------------------------
 L. Walker                    40,000               .87%               7.90                 7.90           April 29, 2008
---------------------------------------------------------------------------------------------------------------------------
 OPTIONS IN GULF
 INDONESIA
 RESOURCES LIMITED
---------------------------------------------------------------------------------------------------------------------------
 R.H. Auchinleck             150,000             15.33%            19.3125              19.3125           Feb. 23, 2008
                               2,500               .26%              11.19                11.19            Nov. 2, 2008
---------------------------------------------------------------------------------------------------------------------------
 C.S. Glick                    2,500               .26%              11.19                11.19            Nov. 2, 2008
---------------------------------------------------------------------------------------------------------------------------
 H.W. Sykes                   50,000               5.1%              11.25                11.25           June 14, 2008
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

Note:

Gulf Indonesia Resources Limited ("GRL") was a wholly owned subsidiary of the Company. Gulf sold a portion of its interest in GRL in an initial public offering in 1997 and currently owns approximately 72% of GRL.

                AGGREGATED OPTIONS/SAR EXERCISES DURING THE MOST
                     RECENTLY COMPLETED FINANCIAL YEAR AND
                   THE FINANCIAL YEAR END OPTIONS/SAR VALUES

     The following table sets forth certain information with respect to stock options held by the Named Executive Officers during the financial year ended December 31, 1998 and based upon a closing Ordinary Share price on December 31, 1998 of $4.48, the value of unexercised options at such year end.

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                    VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS/SARS          IN-THE-MONEY OPTIONS/SARS
                                                                AT FINANCIAL YEAR END (#)         AT FINANCIAL YEAR END ($)
                      SECURITIES ACQUIRED       AGGREGATE       ---------------------------------------------------------------
                         ON EXERCISE          VALUE REALIZED
  NAME                        (#)                  ($)         EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------------------
  R.H. Auchinleck                                               784,283         1,072,867         120,099           1,778
-------------------------------------------------------------------------------------------------------------------------------
  D. Feuchuk                 50,000            148,600          132,500           230,000           1,350             630
-------------------------------------------------------------------------------------------------------------------------------
  C.S. Glick                                                    261,833           517,992          21,500              --
-------------------------------------------------------------------------------------------------------------------------------
  D. Hrap                                                       180,975           120,325           1,256             419
-------------------------------------------------------------------------------------------------------------------------------
  D. Manner                                                     150,000            40,000              --              --
-------------------------------------------------------------------------------------------------------------------------------
  H.W. Sykes                                                    125,000           125,000              --              --
-------------------------------------------------------------------------------------------------------------------------------
  L. Walker                                                     204,000           124,000              --              --
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

BLACK SCHOLES VALUATION OF OPTIONS

     The fair value of each Gulf option granted to the Named Executive Officers is estimated at the financial year end using the Black Scholes option-pricing model with the following assumptions: expected volatility of 30%, risk-free interest rate of 5.4 per cent, no payment of common share dividend and actual life.

--------------------------------------------------------------------------
--------------------------------------------------------------------------
                           EXERCISABLE VALUE        UNEXERCISABLE VALUE
                         AT FINANCIAL YEAR END     AT FINANCIAL YEAR END
  NAME                         ($)                          ($)
--------------------------------------------------------------------------
  R.H. Auchinleck               1,496,061                1,870,015
--------------------------------------------------------------------------
  J.P. Bryan                    3,801,034                        0
--------------------------------------------------------------------------
  D. Feuchuk                      147,136                  311,398
--------------------------------------------------------------------------
  C.S. Glick                      361,768                  792,080
--------------------------------------------------------------------------
  D. Hrap                         241,682                  180,865
--------------------------------------------------------------------------
  D. Manner                       236,250                   64,080
--------------------------------------------------------------------------
  H.W. Sykes                      279,750                  260,563
--------------------------------------------------------------------------
  L. Walker                       249,060                  175,302
--------------------------------------------------------------------------
--------------------------------------------------------------------------

     The fair value of each GRL option granted to the Named Executive Officers is estimated at the financial year end using the Black Scholes option-pricing model with the following assumptions: expected volatility of 42%, risk-free interest rate of 5.0 per cent, no payment of common share dividend and actual life.

--------------------------------------------------------------------------
--------------------------------------------------------------------------
                           EXERCISABLE VALUE        UNEXERCISABLE VALUE
                         AT FINANCIAL YEAR END     AT FINANCIAL YEAR END
  NAME                         ($)                          ($)
--------------------------------------------------------------------------
  R.H. Auchinleck                419,249                  333,767
--------------------------------------------------------------------------
  J.P. Bryan                     635,999                  284,667
--------------------------------------------------------------------------
  C.S. Glick                     317,999                  148,267
--------------------------------------------------------------------------
  D. Hrap                         63,599                   28,467
--------------------------------------------------------------------------
  D. Manner                      158,999                   71,167
--------------------------------------------------------------------------
  H.W. Sykes                      49,898                   92,019
--------------------------------------------------------------------------
  L. Walker                       63,599                   28,467
--------------------------------------------------------------------------
--------------------------------------------------------------------------

COMPANY PENSION PLANS

     The Company had a defined benefit and other pension plans for its executive officers, all of which were either terminated or frozen in 1995. Of the Named Executive Officers, only Messrs. Auchinleck, Feuchuk and Hrap and Ms. Walker will receive benefits from these plans. Payments to Mr. Auchinleck, Mr. Feuchuk, Mr. Hrap or Ms. Walker from these plans will commence upon their respective retirement and will be determined by a formula based on their highest annual salary in the three years prior to retirement.

     All Named Executive Officers participate in the Money Purchase Pension Plan ("MPP"), a defined contribution plan. For each Named Executive Officer, the Company contributes to the MPP a percentage of salary based on years of pension service. The years of pension service and corresponding percentages are outlined in the following table:

-------------------------------------------------------------------------
-------------------------------------------------------------------------
                                             PERCENTAGE OF SALARY
         NUMBER OF YEARS OF                CONTRIBUTED TO THE MONEY
          PENSION SERVICE                   PURCHASE PENSION PLAN
-------------------------------------------------------------------------
            0 to 5 years                              4%
-------------------------------------------------------------------------
        6 years to 10 years                           6%
-------------------------------------------------------------------------
        11 years to 15 years                          8%
-------------------------------------------------------------------------
          15 years or more                           10%
-------------------------------------------------------------------------
-------------------------------------------------------------------------

     The maximum amount of contribution allowable by Revenue Canada for the 1998 calendar year is $13,500. If the Company's contribution exceeds the Revenue Canada maximum, the excess is taxable income to the individual.

     An individual must be registered in the MPP for a minimum of two years in order for the contributions to vest. If an individual leaves Gulf's employment within two years of plan membership, any funds contributed up to the date of termination are forfeited. Officers that were relocated to the Denver office continue to have pension assets in Canada.

     A U.S. plan has been established with the same terms and conditions as the MPP, although subject to different contribution limits. The contribution schedule and vesting conditions are the same as those in Canada.

EMPLOYMENT AGREEMENTS

     In January 1995, Gulf entered into employment agreements with Mr. Glick. Mr. Auchinleck entered into his current employment agreement with the Company in February, 1996. Mr. Feuchuk entered into an employment agreement with the Company in February 1996. Mr. Manner, Mr. Hrap and Ms. Walker entered into employment agreements with the Company in September, 1997. Mr. Sykes entered into an employment agreement with the Company in June, 1998. The term of each such employment agreement shall continue at the discretion of the Board unless voluntarily terminated by the employee. All of the aforementioned employment agreements provide that the officer is entitled to severance upon being terminated without cause or upon certain other specified events of constructive dismissal and upon certain stated events, including without limitation, a change of control in the ownership of Gulf.

     If a Named Executive Officer is entitled to receive severance under his employment agreement, then he is entitled to receive and Gulf is obligated to pay or provide the following:

     1. an undiscounted cash amount equal to one month's base salary multiplied by the number of years of service of the Named Executive Officer with the Company subject to a minimum entitlement and payment equal to 24 months base salary and a maximum entitlement and payment equal to thirty months base salary (36 months and 42 months, respectively, in the case of Mr. Auchinleck);

     2. an undiscounted cash amount equal to the value of all those benefits plans and programmes provided by the Company and equal to one month for every year of service with the Company and a minimum entitlement and payment equal to 24 months of benefits value and a maximum entitlement and payment equal to thirty months of benefits value (36 months and 42 months, respectively, in the case of Mr. Auchinleck);

     3. an undiscounted amount equal to the product obtained by multiplying the target bonus under the Company's compensation plan by two (three in the case of Mr. Auchinleck);

     4. all options for the purchase of shares of the Company which have been granted by the Company to the Named Executive Officer prior to January 31, 1995 under the Executive Stock Option Plan (1990) or
           (1994) but which have not yet vested shall immediately vest on the date of termination of the Named Executive Officer and the Named Executive Officer shall be entitled to exercise all such options for the purchase of shares of the Company for a period of five (5) years from the date of termination;

     5. all options for the purchase of shares of the Company granted by the Company to the Named Executive Officer since January 1, 1995 under the 1994 Plan or otherwise to the date of termination but which have not yet vested shall immediately vest on the date of termination and the Named Executive Officer shall be entitled to exercise any or all such options for the purchase of shares of the Company for a period of two (2) years from the date of termination; and

     6. normal and any supplementary pension benefits in effect on the date of termination, determined on the basis of an additional two years of credited service and age as of that date (3 years in the case of Mr. Auchinleck).

DIRECTORS' FEES

     The annual fee paid to each director, other than the Chairman of the Board, is $15,000 for his or her services as director. The Chairman of the Board received $24,000 for services as the non-executive Chairman of the Board. Directors, including the Chairman of the Board, are entitled to an annual fee of $3,000 for their services as a member of any committee of the board and an additional $1,500 for acting as the Chairman of any committee of the board provided such committee has met at least once during the calendar year. Directors also receive $900 for each board and committee meeting attended in person and $600 for each board and committee meeting attended by conference call. Directors are paid quarterly. Directors have the option of receiving all or a portion of their fees in Gulf Ordinary Shares instead of cash. The purchase price is equal to the closing price for Gulf Ordinary Shares on The Toronto Stock Exchange ("TSE") at the end of the quarter when payment is made. Notwithstanding the above, directors who are employees of Gulf do not receive compensation for service on the board or board committees. Each director is reimbursed for all reasonable out-of-pocket expenses incurred incidental to attending a board or committee meeting.

     In late 1998, the Compensation Committee reviewed alternatives to the Company's board compensation program. In February, 1999 the Compensation Committee adopted the board compensation program described below.

     The annual retainer for each director, other than the Chairman of the Board, is $30,000 cash and the equivalent of $15,000 in Restricted Share Units ("RSUs") or Deferred Share Units ("DSUs"). RSUs and DSUs mirror actual shares and vest after four years. The Chairman of the Board will receive $50,000 cash and the equivalent of $25,000 in RSUs or DSUs. A director has the option of taking the cash component of his or her annual retainer in stock. If the director elects to take stock, the stock will be eligible for participation in the Leverage Purchase Plan (LPP) which provides that for each share of the Company acquired by the participant and held for two years, the participant will be granted three SAR's for each share purchased. Only that stock which is received in lieu of cash compensation will be eligible for the LPP.

     Directors including the Chairman of the Board, are entitled to an annual fee of $3,000 as a member of any committee of the board and an additional $2,000 for acting as the Chairman of that committee of the board. Again the director can elect to take his or her committee retainers as cash or stock. If taken as stock, the stock will be eligible for participation in the LPP. Directors also receive $1,000 for each board and committee meeting attended in person and $500 for each board and committee meeting attended by conference call. Directors will continue to be paid quarterly and can elect to receive all or a portion of their fees in Gulf Ordinary Shares instead of cash.

     In addition to the above enhancements, the Company has introduced stock ownership guidelines for all directors.

     The Company's Directors have been granted options in the Company and in its subsidiary, Gulf Indonesia Resources Limited.

          SECURITIES AND OPTIONS GRANTED TO THE BOARD OF DIRECTORS(1)

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                                SECURITIES, OPTIONS
                                    GRANTED               EXERCISE OR BASE PRICE
         DATE OF GRANT                (#)                      ($/SECURITY)                EXPIRATION DATE
------------------------------------------------------------------------------------------------------------------
       April 30, 1998(2)                  6,000                 7.90                       April 29, 2008
------------------------------------------------------------------------------------------------------------------
     February 24, 1998(3)               150,000                19.3125                    February 23, 2008
------------------------------------------------------------------------------------------------------------------
      November 3, 1998(4)                 2,500                11.19                      November 2, 2008
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

Notes:

1.  These grants were made to all directors except Mr. Auchinleck.

2.  The grants were for options in the Company.

3. These grants were for options in GRL and made to Messrs. Auchinleck and Allen who served on the Board of GRL in 1998.

4. These grants were for options in GRL and made to all directors who served on the Board of GRL in 1998.

COMPOSITION OF THE COMPENSATION AND PENSION COMMITTEE

     The members of the Compensation and Pension Committee (the "Compensation Committee") at December 31, 1998 were Mr. Long (Chairman), and Messrs. Hartt and Mazankowski. The Compensation Committee met 5 times in 1998. No current member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during 1998, or formerly an officer of the Company or any of its subsidiaries.

REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for administering the Company's executive compensation program and stock incentive plans and oversees the retirement plans. The Committee seeks to attract, retain and motivate a qualified management team, which the Committee believes is essential to the enhancement of shareholder value. The Compensation Committee believes that a substantial portion of annual compensation should be performance driven and received only when the Company meets targeted goals approved by the Committee or when the executive is a substantial factor in the success of major projects which benefit the Company. The Compensation Committee also seeks over the long term to provide significant equity based compensation in the form of share options to align the interests of management with the interests of stockholders.

     In 1995, the Compensation Committee approved a compensation plan, consisting of three components:

1. Base Salary: The Compensation Committee reviewed and analyzed salaries and compensation paid by its competitors and others in its business provided by management of the Company to determine an industry average for the various executive offices of the Company. Under the compensation plan during 1998, the Compensation Committee targeted base salaries at market or above for each executive position, depending on the Committee's subjective judgment as to the executive's ability to influence the Company's results.

2. Cash Bonus Program: The Compensation Committee expects that performance driven compensation in the form of annual bonuses will generally constitute between one-half and one-quarter of an executive officer's total annual compensation. At the beginning of each year, the Compensation Committee approves corporate targets and weightings for production levels, reserve additions, cash generation, costs and earnings. The Compensation Committee approves bonuses to be allocated among officers and employees in the event the targets for the year are met or exceeded. In 1998, the Company did not achieve the corporate targets set by the Committee for bonus purposes. The Compensation Committee, however, authorized the payment of bonuses in amounts considerably less than target bonus amounts to two executive officers and bonuses to six employees of the Company.

3. Share Option Program: Share options are a key element of the Company's long-term executive compensation program. The Committee believes that share options serve to align the interests of executive officers with those of the shareholders over the long term. The number of options granted to a particular executive officer is based on the Compensation Committee's subjective determination as to each officer's ability to impact corporate results. Options are generally granted once a year and have an exercise price equal to the market price on the day preceding the date of grant. Options granted generally vest in a three year period. During 1998, 4,595,925 options were granted to Gulf employees of which 2,020,000 were granted to the Named Executive Officers. The long-term Executive Compensation Plan described below, will result in less emphasis on options.

     The Company's executive officers who are resident in the United States are employed by a wholly owned U.S. domiciled subsidiary of the Company. The U.S. Omnibus Budget Reconciliation Act of 1993 places a limit on the amount of certain types of compensation for executive officers which may be tax deductible for U.S. federal income tax purposes by the Company's subsidiary which employs the officers. The Company's policy is to design and administer compensation plans which meet the goals and legal requirements described above. Where it is consistent with this compensation policy, the Committee will also attempt to structure compensation programs that are tax-deductible by the Company's subsidiary.

     Chief Executive Officer

     The compensation of the Chief Executive Officer is determined by the Compensation Committee under the Total Compensation Plan in the same manner as the compensation of other executive officers. The Committee targeted the base salary of Mr. Auchinleck during 1998 to position him competitively with leading international oil and gas producers. During 1998, Mr. Auchinleck received options to purchase 1,100,000 Ordinary Shares of the Company and options to purchase 152,500 common shares of GRL.

     1999 Executive Compensation Plan

     In late 1998, the Compensation Committee began to review alternatives to the Company's executive compensation program. At meetings in December, 1998 and up to February, 1999 the Compensation Committee reviewed materials prepared by third party consultants and other information which it considered relevant, including the decision to close the Company's Denver office as well as continuing low oil prices. In February, 1999 the Compensation Committee adopted the executive compensation program described below.

     The 1999 Compensation Plan consists of three principal components: base salary; short term incentive program (cash bonus); and a long term incentive plan.

     The base salary and cash bonus components of the Company's executive compensation plan remain substantially unchanged from those previously in place.

     The Long Term Incentive Plan ("LTIP") was designed to increase emphasis on long term incentives as a part of executive compensation, particularly given the Compensation Committee's concerns about a lack of cash bonus in the current oil price environment and a significant erosion of value in the existing stock option plan. The LTIP is intended to build a meaningful equity stake in the Company for all participants; provide effective retention incentives; and reward stock price performance. This is accomplished through a balanced program providing for annual grants of stock options, restricted share units or deferred share units, stock appreciation rights, and the creation of a leveraged purchase plan. In addition, the Company has introduced stock ownership guidelines for all executives.

     The stock option plan is unchanged from the plan currently in place. Options granted under this plan will vest one third immediately, one third in one year and one third in two years. Stock Appreciation Rights ("SAR's") are a cash vehicle which mirrors stock options, and which vest as to one third immediately, one third in one year and one third in two years. Restricted Share Units ("RSUs") and Deferred Share Units ("DSUs") also mirror actual shares and vest after four years. The Leveraged Purchase Plan provides that for each share of the Company acquired by a participant and held for two years, the participant will be granted three SAR's for each share purchased.

     The Compensation Committee retains the flexibility to change the mix and level of grant of each component of the LTIP from year to year.

     The Compensation Committee believes that with the adoption of the new LTIP, the Company has an executive compensation program in place which ensures that interests of the Company in attracting and retaining executive officers of the necessary quality is maximized.

                                                                 T. Michael Long
                                                                Stanley H. Hartt
                                                           Donald F. Mazankowski

FIVE YEAR TOTAL SHAREHOLDER RETURN COMPARISON
[GRAPH - COMPARISON OF CUMULATIVE TOTAL RETURN]

                                                                            GULF                          TSE 300 INDEX
                                                                            ----                          -------------
31-Dec-93                                                                  100.00                             100.00
31-Dec-94                                                                  102.38                              99.82
31-Dec-95                                                                  133.93                             114.33
31-Dec-96                                                                  238.10                             146.74
31-Dec-97                                                                  238.10                             168.71
31-Dec-98                                                                  106.67                             166.04

                 LIABILITY INSURANCE OF DIRECTORS AND OFFICERS

     Gulf provides directors' and officers' liability insurance covering losses to Gulf for reimbursement of directors and officers, where permitted, and direct indemnity of directors and officers where corporate reimbursement is not permitted by law. The insurance protects Gulf against liability, including costs, subject to standard policy exclusions, which may be incurred by directors and/or officers acting in their capacity as such for Gulf and its subsidiaries. All directors and officers of Gulf and its subsidiaries are covered by the policy on a blanket basis and the amount of insurance applies collectively to all.

     The annual premium in 1998 was $257,930 and was paid entirely by Gulf. No allocation of premium was made to directors as a group or officers as a group. The amount of insurance purchased is U.S. $100 million in any one year for any combination of losses involving corporate reimbursement and/or direct indemnity of directors and officers. Losses are subject to a deductible of U.S. $500,000 for corporate reimbursement with no deductible for indemnification of directors and officers.

     In January 1995, Gulf also purchased a Run-Off Policy for a period commencing January 25, 1995 and expiring on January 25, 2001 to provide director and officer liability insurance in the amount of U.S. $35 million, with a similar deductible and for a premium (paid in 1995) of $1,097,500, for the directors and officers who held their positions on January 25, 1995.

                             SHAREHOLDERS AGREEMENT

ORDINARY SHARES OWNED BY AGRC

     In 1989, Olympia & York Resources Credit Corp. ("Borrower"), the parent corporation of AGRC, entered into loan agreements with certain lenders (together with their successors and assigns, the "AGRC Lenders"). The Ordinary Shares of Gulf currently owned by AGRC were pledged as collateral for the loans to the Borrower. In 1992, Borrower and certain of its affiliates filed for protection under the CCAA. In 1993, a plan was sanctioned under the CCAA and the AGRC Lenders are free to realize on the pledged Ordinary Shares.

     Based on the most recent Schedule 13D filed with the U.S. Securities and Exchange Commission with respect to the Ordinary Shares owned by AGRC, there are currently four AGRC Lenders which, due to the pledge arrangement, under U.S. securities law may be deemed to have indirect beneficial ownership of the Ordinary Shares owned by AGRC which beneficial ownership is expressly disclaimed in the Schedule 13D and are described as follows:

                                                     ORDINARY SHARES     PERCENT
NAME OF LENDER                                      BENEFICIALLY OWNED   OF CLASS
--------------                                      ------------------   --------
Commerzbank International, S.A....................       6,592,236         1.89
Credit Lyonnais...................................       3,353,781         0.96
The Hongkong and Shanghai Banking Corporation
  Limited.........................................      34,153,658         9.79
TCW Special Credits Fund V -- The Principal
  Fund............................................       8,105,801         2.32
                                                        ----------        -----
Total.............................................      52,205,476        14.96
                                                        ==========        =====

     On January 25, 1995, the Company, AGRC and the Participants entered into a shareholders agreement ("Shareholders Agreement") and a registration rights agreement ("Registration Rights Agreement"). In addition, on January 25, 1995, the Participants entered into an agreement among themselves ("Participants Agreement"). Based on information filed with the SEC, AGRC currently owns 52,205,476 (14.96%) Ordinary Shares and the Participants currently own an aggregate of 42,830,772 (12.28%) Ordinary Shares, or a total of 95,036,248 (27.2%) Ordinary Shares.

     Under the Shareholders Agreement, the parties had agreed that the Board of Directors would be composed of 12 persons. The Company agreed that it would solicit proxies in favour of the nominees as director of both AGRC and the Participants for so long as such parties collectively held more than one-third of the issued and outstanding Ordinary Shares. The collective holdings of the AGRC and the Participants being less than one-third of the Ordinary Shares, the Company is no longer required to solicit proxies for the nominees of AGRC or the Participants. In addition, the Company agreed that it would solicit proxies for the nominee to the Board of Directors of The 1818 Fund L.P. II for so long as The 1818 Fund L.P. II held more than 1 million Ordinary Shares. As a result, the Company has not requested the advice of AGRC or the Participants as to their nominees, and has not received such advice. All nominees for election to the Board of Directors are nominees of management of the Company, other than Mr. Long, who is a nominee of The 1818 Fund L.P. II.

     The Shareholders Agreement also provides that notwithstanding the fact that the Company has no obligation to solicit proxies for any particular nominees, the Participants and AGRC will vote all Ordinary Shares held by them in favour of persons designated by each of them. Based on their current holdings of Ordinary Shares respectively, AGRC will have the right to name three persons, and the Participants will have the right to name three persons, for whom each will be required to vote.

     The Shareholders Agreement and Participants' Agreement also contain provisions granting the parties a right of first refusal on any sales of Ordinary Shares and "piggy-back" rights with respect to sales of Ordinary Shares owned by another party on January 25, 1995 and any not disposed of in accordance with the Shareholders Agreement (such Ordinary Shares owned on January 25, 1995 are referred to as "Subject Shares").

     The following table describes the ownership of the Ordinary Shares subject to the Shareholders Agreement:

                                                          TOTAL ORDINARY SHARES        TOTAL SUBJECT
                                                          BENEFICIALLY OWNED(1)       Shares Owned(1)
                                                          ----------------------    --------------------
NAME OF PARTICIPANT                                         NUMBER      PERCENT       NUMBER     PERCENT
-------------------                                       -----------   --------    ----------   -------
The 1818 Fund II, L.P.(2)...............................  14,257,366      4.09      12,673,214     3.63
Ontario Teachers' Pension Plan Board....................  12,298,242      3.52       7,128,571     2.04
Wand/Gulf Investments L.P.(3)...........................   1,791,571      0.51       1,791,571     0.51
Medard Trust(4).........................................   2,851,464      0.82       2,534,643     0.73
University of Chicago...................................   1,000,000      0.29       1,000,000     0.29
Liberty Mutual Insurance Company........................   8,556,145      2.45       7,605,462     2.18
Liberty Mutual Fire Insurance...........................     950,682      0.27         845,051     0.24
Bonray, Inc.............................................     190,136      0.05         169,010     0.05
                                                          ----------     -----      ----------    -----
All Participants........................................  41,895,606     12.00      34,682,679     9.94
                                                          ==========     =====      ==========    =====

Notes:

(1) All Ordinary Shares owned by a Participant are subject to the voting provisions of the Shareholders Agreement while only Subject Shares, defined as Ordinary Shares owned on January 25, 1995, are subject to the rights of first refusal set forth in such agreement.

(2) BBH & Co. is the general partner of the 1818 Fund. BBH & Co. may be deemed to own beneficially the Ordinary Shares owned by The 1818 Fund. By virtue of the resolution adopted by BBH & Co. designating Mr. Lawrence C. Tucker and Mr. T. Michael Long, or either of them, as the sole and exclusive partners of BBH & Co. having voting power (including the power to vote or direct the vote) and investment power (including the power to dispose or to direct the disposition) with respect to the Ordinary Shares owned by the 1818 Fund, each of Messrs. Long and Tucker may be deemed to own beneficially the shares owned by the 1818 Fund.

(3) Shares indicated as beneficially owned by Wand/Gulf Investments, L.P. may also be deemed to be beneficially owned by Wand (Gulf) Inc., its general partner ("Wand (Gulf)") and Mr. Bruce W. Schnitzer by virtue of Wand
    (Gulf)'s and Mr. Schnitzer's relationship with Wand/ Gulf Investments. Mr. Schnitzer, having voting power (including the power to vote or direct the vote) and investment power (including the power to dispose or direct the disposition) with respect to the Ordinary Shares owned by Wand/Gulf Investments, may be deemed to own beneficially the shares owned by Wand/Gulf Investments.

(4) Medard is the record owner of the Ordinary Shares which are beneficially owned by Mr. Edmond Tavernier. Mr. Tavernier, as Trust Protector of Medard with sole voting power (including the power to vote or to direct the vote) and sole investment power (including the power to dispose or direct the disposition) over the Ordinary Shares owned by Medard, may be deemed to beneficially own the shares owned by Medard. Beneficiaries of Medard may receive dividends on the Ordinary Shares and proceeds of sale of Ordinary Shares.

     The Participants and AGRC have agreed to consult on all matters submitted to a vote of shareholders of Gulf under the Canada Business Corporations Act or in accordance with a court order. If either the Participants (as a group) or AGRC does not approve the matter to be voted on, each Participant and AGRC are obligated to vote all Ordinary Shares owned against the matter. If both the Participants (as a group) and AGRC approve the matter to be voted on, the Participants and AGRC can vote on the matter in their discretion.

     The provisions of the Shareholders Agreement relating to voting for directors are subject to certain shareholding thresholds and terminate with respect to the Participants or AGRC, as applicable, upon the earlier of (i) either the Participants or AGRC, as applicable, ceasing to own 10% of the outstanding Ordinary Shares and (ii) 10 years following the January 25, 1995 closing date. The provisions dealing with the voting of Ordinary Shares on matters submitted to Shareholders terminate five years following the January 25, 1995 date or, if earlier, when either the Participants or AGRC no longer own 10% of the outstanding Ordinary Shares.

     The Registration Rights Agreement obligates the Company, subject to certain limitations, upon request of AGRC and/or the Participants to register the shares held by them. The selling shareholders under the Registration Rights Agreement are required to pay all costs of the registrations effected under the agreement.

                            APPOINTMENT OF AUDITORS

     Unless it is specified in a proxy that the Ordinary Shares represented therein be withheld from voting on the appointment of auditors, the persons named in the enclosed form of proxy intend to vote the Ordinary Shares represented therein for the appointment of Ernst & Young LLP as auditor of Gulf until the next annual meeting of shareholders following the Meeting, at a remuneration to be fixed by the Board of Directors. Ernst & Young LLP have been auditors of Gulf, either solely or jointly with another auditor, for more than 10 years.

     Representatives of Ernst & Young LLP will be present at the Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

                                SPECIAL BUSINESS

                        RESERVATION OF ADDITIONAL SHARES
                  UNDER THE INCENTIVE STOCK OPTION PLAN (1994)

     Shareholders will be asked to approve, by a majority of the votes cast at the Meeting, the reservation of an additional 8,000,000 Ordinary Shares for issuance under the Incentive Stock Option Plan (1994) (the "1994 Plan"). The 1994 Plan was approved by the Shareholders on April 27, 1994, at which time there were 1,514,300 Ordinary Shares remaining reserved for issuance and unallocated. The reservation of an additional 15,000,000 Ordinary Shares for issuance under the 1994 Plan was approved by the Shareholders on May 3, 1995. The reservation of an additional 6,000,000 Ordinary Shares for issuance under the 1994 Plan was approved by the shareholders on April 30, 1997. As a result of the issuance of additional options to purchase Ordinary Shares pursuant to the 1994 Plan since that time, there were only 1,390,236 Ordinary Shares remaining reserved for issuance as of December 31, 1998. The purpose of the 1994 Plan is to provide effective incentives to all employees and directors of the Corporation and its subsidiaries and to reward such persons in relation to the performance and growth of the Corporation and a total return to shareholders, thereby aligning the interest of these persons with those of the shareholders. There are currently insufficient shares remaining available to fulfil this purpose. It is therefore proposed that the number of Ordinary Shares reserved for issuance be increased by an additional 8,000,000 Ordinary Shares to provide a sufficient incentive for the 1994 Plan.

     The increase in the number of Ordinary Share reserved for issuance under the 1994 Plan is subject to the approval of the shareholders. It is also subject to approval of the Toronto and Montreal stock exchanges and to filing with the New York Stock Exchange. A resolution to approve the increase in the number of Ordinary Shares reserved for issuance under the 1994 Plan will be presented to the Meeting.

                           PROPOSALS BY SHAREHOLDERS

     Shareholders desiring to submit proposals at an annual meeting must comply with applicable provisions of the Canada Business Corporations Act. Shareholders may present proposals for inclusion in management's proxy circular to be mailed in connection with the annual meeting of shareholders in 1999 provided that such proposals are received in the Company's principal executive office on or before November 26, 1999, and that proposals are required by the applicable terms of the U.S. Securities Exchange Act of 1934 or Canada Business Corporations Act to be included in the Company's proxy circular.

     COMPLIANCE WITH SECTION 16 OF THE U.S. SECURITIES EXCHANGE ACT OF 1934

     Section 16 of the U.S. Securities Exchange Act of 1934 ("Exchange Act") requires that each director and executive officer and certain shareholders file certain forms with the Commission reporting their beneficial ownership of Ordinary Shares. Based solely on records available to the Company, it appears that each director and executive officer of the Company complied with its reporting obligations under Section 16. All directors and officers of Gulf have complied with all Canadian insider trading reporting obligations and the information is publicly available.

                              DIRECTORS' APPROVAL

     The contents and sending of this Proxy Circular have been approved by the Directors of the Company.

                                         GULF CANADA RESOURCES LIMITED

                                         "CRAIG S. GLICK"

                                         Craig S. Glick
                                         Secretary

Calgary, Alberta
March 30, 1999

                                  SCHEDULE "A"

                              CORPORATE GOVERNANCE

     The Toronto Stock Exchange Committee on Corporate Governance in Canada has issued a series of proposed guidelines (the "TSE Guidelines") for effective corporate governance. The TSE Guidelines address matters such as the constitution and independence of corporate boards, the functions to be performed by boards and their committees and the effectiveness and education of board members.

     Gulf's Board of Directors and senior management consider good corporate governance to be central to the effective and efficient operation of Canadian corporations and have addressed the TSE Guidelines below.

     An "unrelated" director for the purposes of the TSE Guidelines is a director who is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act in the best interests of the Company, other than interests arising from shareholding. In defining an unrelated director, the TSE Guidelines placed emphasis on the ability of a director to exercise objective judgment, independent of management. The TSE Guidelines also made an informal distinction between inside and outside directors. The TSE Guidelines considers an inside director a director who is an officer or employee of the Company or any of its affiliates.

     The composition of Gulf's Board of Directors may be impacted by the Shareholder Agreement, which provides that AGRC and the Participants are required to support each other in voting for a certain number of directors, depending on the percentage of outstanding Ordinary Shares held by that party. As between AGRC and the Participants, the Shareholders Agreement provides that at present shareholding levels, at the 1999 Annual and Special Meeting of Shareholders, each shall be required to vote for three directors named by each.

     Gulf does not provide formal education programs for new directors, but does provide such orientation and information as individual directors may request. All directors, notwithstanding the manner in which they were nominated, are required to act in the best interests of the Company.

     Gulf's Board of Directors has three committees, an Executive Committee, a Compensation and Pension Committee, as well as an Audit Committee. All members of committees are non-management directors and a majority of all members are unrelated, as required by the TSE Guidelines. Gulf believes that the size of its Board is sufficiently small that certain matters that might otherwise be delegated to committees can be dealt with effectively by the entire Board, such as the consideration of environmental and corporate governance issues. Gulf therefore does not have a committee specifically responsible for such issues. The Compensation Committee has reviewed the compensation of the directors in light of their risks and responsibilities, as required by the TSE Guidelines. As a result of the review, the Compensation Committee adopted a new compensation program for the Board of Directors. As well, each director is granted stock options annually pursuant to Gulf's Incentive Stock Option Plan (1994) to more closely align the interests of the directors with those of Gulf's Shareholders. In addition, Gulf's Board of Directors has the ability to function independently of management and has the ability to engage outside advisors, at the Company's expense, should the Board of Directors or individual directors so wish, as specified in the TSE Guidelines.

     Gulf's Board of Directors is responsible under applicable law for the management of the business and affairs of the Company. The Board retains all powers which are not expressly delegated to management. In connection with the delegation of power to management, the Board, as suggested in the TSE Guidelines, explicitly retains the power to, and does, consider such matters as the appointment and monitoring of senior management (although not the training of senior management), short and long term strategic planning, and general oversight of risk management strategies. The Board has also established the position of internal auditor, who reports directly to the Audit Committee of the Board, to monitor internal controls and management information systems. In connection with the review by the Board of strategic planning matters, the Board approves the corporate objectives of the Chief Executive Officer and senior management, also as suggested by the TSE Guidelines.

                         GULF CANADA RESOURCES LIMITED

                    ANNUAL AND SPECIAL MEETING, MAY 11, 1999

                                     PROXY

     The undersigned shareholder of Gulf Canada Resources Limited (the "Company") hereby appoints Richard H. Auchinleck, President and Chief Executive Officer, or failing him, Craig S. Glick, Executive Vice President, Corporate and Chief Financial Officer and Secretary, or instead of either of the foregoing,
 ..................................................................... as the
nominee of the undersigned to attend and act for and on behalf of the undersigned at the ANNUAL AND SPECIAL MEETING OF THE COMPANY TO BE HELD ON MAY 11, 1999 (the "Meeting"), and at any adjournment or adjournments thereof, to the same extent and with the same power as if the undersigned was personally present at the said Meeting or such adjournment or adjournments thereof and, without limiting the generality of the authorization and power hereby given, the said nominee is specifically directed to vote the Ordinary Shares registered in the name of the undersigned at the Meeting,

    [ ]FOR the election as directors of all       or         [ ]WITHHOLD FROM VOTING for all nominees
       nominees listed below (except as                         listed below
       marked to the contrary below)

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW).

       R.H. Allen, R.H. Auchinleck, S.H. Hartt, H.E. Joudrie, T.M. Long, D.F. Mazankowski,
        A.H. Michell, H.M. Neldner, W. O'Donoghue, R.N. Robertson, Maureen Sabia

    [ ]FOR the appointment of Ernst & Young       or         [ ]WITHHOLD FROM VOTING on the
       LLP as auditors, with remuneration to                    appointment of Ernst & Young LLP as
       be fixed by the directors.                               auditors, with remuneration to be
                                                                fixed by the directors.

    [ ]FOR the ordinary resolution to             or         [ ]AGAINST the ordinary resolution to
       reserve an additional 8,000,000                          reserve an additional 8,000,000
       Ordinary Shares for issuance under                       Ordinary Shares for issuance under
       the Incentive Stock Option Plan                          the Incentive Stock Option Plan
       (1994) (the "1994 Plan"), as                             (1994) (the "1994 Plan"), as
       described in the accompanying                            described in the accompanying
       Management Proxy circular.                               Management Proxy circular.

                              THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE MANAGEMENT OF THE COMPANY AT THE DIRECTION OF THE BOARD OF DIRECTORS. This proxy confers discretionary authority with respect to amendments to matters identified in the Notice of Annual Meeting of Shareholders or other matters which may properly come before the Meeting or any adjournment thereof. This proxy also authorizes the replacement of any nominee identified above for election to the Board of Directors if such nominee is unable to serve or will not serve. Management knows of no such amendments, other matters or anticipated replacements as at the date hereof. The Ordinary Shares represented by this proxy, if appointing the persons designated as nominees above, will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, where the person whose proxy is solicited specifies a choice with respect to any matter to be voted upon, the Ordinary Shares shall be voted in accordance with the specification so made. IF NO CHOICE IS SPECIFIED, THE ORDINARY SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS ,"FOR" THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS, WITH REMUNERATION TO BE FIXED BY THE DIRECTORS AND "FOR" THE RESERVATION OF ADDITIONAL ORDINARY SHARES FOR THE 1994 PLAN.

                                   A SHAREHOLDER HAS THE RIGHT TO APPOINT A
                              PERSON (WHO NEED NOT BE A SHAREHOLDER OF THE
                              COMPANY) OTHER THAN THE PERSONS DESIGNATED AS NOMINEES ABOVE TO ATTEND AND ACT FOR AND ON BEHALF OF SUCH SHAREHOLDER AT THE MEETING AND MAY EXERCISE SUCH RIGHT BY INSERTING THE NAME OF SUCH PERSON IN THE BLANK SPACE PROVIDED ABOVE.

                                   This proxy must be executed by the
                              shareholder or an attorney authorized in writing or, if the shareholder is a corporation, its corporate seal must be affixed or this form of proxy must be signed by an officer or attorney thereof duly authorized indicating the capacity under which such officer or attorney is signing.

                                  Dated ________________________________________
                                       (if undated, the proxy will be deemed to
                                        bear the date on which it was mailed to
                                                    the shareholder)

                                Signature ______________________________________
                                       (please sign, date and mail promptly in
                                                 the enclosed envelope)

                                Signature of Co-owner __________________________

                                   TO BE EFFECTIVE, PROXIES MUST BE RECEIVED
                              BEFORE 4:30 P.M. (CALGARY TIME) ON MAY 7, 1999, BY MONTREAL TRUST COMPANY OF CANADA, 600, 530 - 8TH AVENUE S.W., CALGARY, ALBERTA, T2P 3S8, OR BE DEPOSITED WITH THE CHAIRMAN OF THE MEETING PRIOR TO THE COMMENCEMENT OF THE MEETING. PROXIES MAY BE REVOKED AT ANY TIME PRIOR TO THEIR USE.